SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

Commission	Exact Name of Registrant as	I.R.S. Employer
File Number	Specified in its Charter	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

SIGNATURES
EXHIBIT INDEX
EX-99 Press Release dated October 30, 2003

Item 5. Other Events

     Today, October 30, 2003, DTE Energy Company (“DTE Energy”) issued a Press Release announcing its reaction to the IRS’s resumption of issuing private letter rulings and DTE Energy’s continuing efforts to sell its interests in some of the facilities. For a detailed discussion, please see DTE Energy’s Press Release dated October 30, 2003, attached as Exhibit 99.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99	Press Release of DTE Energy, dated October 30, 2003

Forward-Looking Statements:

     This Form 8-K contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE Energy’s 2002 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: October 30, 2003	DTE ENERGY COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release dated October 30, 2003